  Exhibit 10.2

VOTING PROXY AGREEMENT

This Voting Proxy Agreement (thee "Agreement") is entered into this 20th day of December, 2018, by and between the undersigned (the "Grantee"), Level Brands, Inc., a North Carolina corporation (the “Parent”) and Seymour G. Siegel who is appointed proxy hereunder (the "Proxyholder").

WHEREAS, on December 3, 2018 the Parent, AcqCo LLC, a North Carolina limited liability company and a wholly owned subsidiary of the Parent (“Merger Sub”), cbdMD LLC, a North Carolina limited liability company and wholly owned subsidiary of the Parent (“Sub LLC”), and Cure Based Development, LLC, a Nevada limited liability company (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Merge Sub was merged into the Company and the Company was merged into the Sub LLC (the “Mergers”).

WHEREAS, the Grantee was a Company Member of the Company prior to the Merger.

WHEREAS, the Grantee will receive certain contractual rights to receive an aggregate of 8,750,000 shares of the Parent’s common stock representing the Second Tranche Shares (as such term is defined in the Merger Agreement) in the amounts, and upon the events, set forth in the Merger Agreement (the “Parent Common Stock”).

WHEREAS, execution and delivery of this Agreement by the Grantee is a condition to the execution and delivery of the Merger Agreement by the Parent, the Merger Sub and the Sub LLC, and by the Company, respectively.

NOW, THEREFORE, in order to induce the Parent, the Merger Sub, the Sub LLC and the Company to enter into the Merger Agreement and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.
Recitals; Definitions. The foregoing recitals are true and correct and are incorporated herein by such reference. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in that certain Merger Agreement, of even date herewith.

2.
Irrevocable Proxy. The Grantee hereby irrevocably constitutes and appoints the Proxyholder the true and lawful attorney, agent and proxy, with full power of substitution, for the Grantee for the the shares of the Parent Common Stock that the Grantee has a contractual right to receive set forth on Exhibit A attached hereto and incorporated herein, and for the respective periods set forth in such exhibit (the “Proxy Periods”), for and in the name, place and stead of the Grantee, and to vote such shares of Parent Common Stock at any and all meetings of the shareholders of the Parent, whether regular or special, and at any adjournment or adjournments thereof, and to execute with respect to said shares of Parent Common Stock any and all instruments, consents, directions or other documents relative to the corporate affairs of the Parent or calling for the approval or disapproval of any corporate act or transaction by the shareholders of the Parent, and the Grantee does hereby authorize and empower the Proxyholder to vote or otherwise act, as aforesaid, upon any and all matters and questions relating to the Parent of whatsoever nature and kind, with all powers the Grantee would possess as a shareholder if this proxy had not been granted. During the applicable Proxy Periods, the Proxyholder shall vote the Parent Common Stock in accordance with the recommendation of a majority of the independent members of the Parent’s Board of Directors.

3.
Prior Proxies. The Grantee hereby ratifies, confirms and approves everything lawful that the Proxyholder may do by virtue hereof. The Grantee hereby represents the Grantee has not executed prior proxies covering any shares of Parent Common Stock.

4.
Proxy Coupled with an Interest. This proxy is being given simultaneously with closing of the Mergers. It is uunderstood and agreed by the Grantee that this proxy is being given as a material part of the consideration for the consummation of the Mergers and that the consummation of the Mergers is conditioned upon the execution and delivery of this Agreement. All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of Grantee or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Grantee. If after the execution of this Agreement the Grantee shall cease to have appropriate power or authority, or if any other such event or events shall occur, the Proxyholder is nevertheless authorized and directed to vote the Parent Common Stock in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

5.
Scope of Proxy. Until the termination of this Agreement and the proxy granted hereby, the Proxyholder shall possess in respect of the Parent Common Stock deposited hereunder, and shall be entitled to, in his sole, absolute and uncontrolled discretion, all of the rights and powers granted hereunder, including but not by way of limitation, the right to consent for every purpose and to vote or otherwise act with respect to any and all matters and questions of whatsoever kind and nature, including, but not by way of limitation: (i) the purchase, sale, acquisition or other disposition of all or any part of the assets and business of the Parent; (ii) the readjustment of its capital structure; or (iii) the reorganization of the Parent.

6.
Relationship; Delegation. The Proxyholder is the Chairman of the Audit Committee of the Parent and is deemed to be an “independent director” under the rules and regulations of the NYSE America, LLC. The Proxyholder may appoint aany other person or persons who is then currently serving on the Parent’s Board of Directors and meets the definition of an “independent director” under the rules and regulations of the NYSE American, LLC, or any successor stock exchange on which the Parentt’s securities are then listed, to represent him at any meeting of the shareholders of the Parent and at such meeting to vote and otherwise to exercise all rights appurtenant to the proxy granted hereby; and such person or persons appointment shall be deemed the proxy and power of attorney for the Grantee. The Proxyholder may also cause the Parent Common Stock subject to the proxy granted hereunder to be voted and the rights appurtenant thereto to be exercised in any other appropriate and lawful manner.

7.
Liability. In voting the Parent Common Stock subject to the proxy granted hereunder, or acting with respect to this Agreement, the Proxyholder assumes no responsibility and shall incur no liability because of any act which he may do or omit to do while acting in good faith. Any act done or omitted by the Proxyholder pursuant to the advice of his own attorneys shall be conclusive evidence of such good faith. The Proxyholder in his individual capacity or any concern in which he may have an interest may deal with the Parent as if he in fact were not a Proxyholder hereunder and, without limiting the generality of the foregoing, any such dealing approved by a majority of the independent directors of the Parent (as that term is defined in the rules of the stock exchange on which the Parent’s securities are there listed) shall be conclusively presumed to be fair to the Parent.

8.           Legend. The Grantee hereby agrees that each outstanding certificate representing the shares Parent Common Stock shall during the applicable Proxy Period, in addition to any other legends as may be required in compliance with the Merger Agreement Federal securities laws, bear a legend reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING PROXY AGREEMENT DATED DECEMBER 20, 2018 BY AND BETWEEN LEVEL BRANDS, INC., THE SHAREHOLDER LISTED ON THE FACE HEREOF AND THE PROXYHOLDER.”

A copy of this Agreement shall be filed with Parent's transfer agent of record.

9.
Power and Authority. The Grantee has the right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; such execution, delivery and performance will not violate any applicable law, rule or regulation or any outstanding agreement or instrument to which the Grantee is a party. This Agreement constitutes a legal, valid and binding agreement on the part of the Grantee enforceable against the Grantee in accordance with its terms.

10.
Effect of Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

11.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

12.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the North Carolina without giving effect to the conflicts of laws principles thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Proxyholder shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court sitting in Charlotte, North Carolina, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

13.
Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

14.           Role of Counsel. The Grantee acknowledges his understanding that this Agreement was prepared at the request of the Parent by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Company or the Grantee in conjunction with this Agreement, the Mergers or any of the related transactions. The Grantee, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Parent:

Level Brands, Inc.
By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer

Grantee:

CBD Holding, LLC

By:	/s/ R. Scott Coffman
R. Scott Coffman, Manager

Proxyholder:

/s/ Seymour G. Siegel
Seymour G. Siegel

Exhibit A

Number of Shares	Proxy Period Expires

2,187,500	December 20, 2019

2,187,500	December 20, 2020

2,187,500	December 20, 2022

2,187,500	December 20, 2024
8,750,000